                               September 27, 2006

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Stephen L. Ritchie, P.C., Jody S. Gale, Paul Zier and Thomas N.
Blanchard signing singly, the undersigned's true and lawful attorney-in-fact to:
(i) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or owner of greater than 10% of the outstanding Common Stock of Syniverse Holdings, Inc., a Delaware corporation
(the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder as well as a Schedule
13D or Schedule 13G and any amendments thereto; (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and Schedule 13D or Schedule 13G and any amendments thereto and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority, including the New York Stock Exchange; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Forms 3, 4, and 5 or Schedule 13D or Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by each of the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                                  ********

     IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the date first written above.

                                                      /s/ Don Wilkins
                                                      --------------------------
                                                      Name:Don Wilkins